SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON, DC 20549

                       FORM SB-2
                 Registration Statement
            Under the Securities Act of 1933

                DULCIN IZMIR CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              FLORIDA                                               20-2710793
(State or other jurisdiction     (Primary Standard             (I.R.S. Employer
   of incorporation or         Industrial Classification         Identification
     organization)                    Code Number)                  Number)

                                                    Maria Camila Maz
        P. O. Box 331916                            P.O. Box 331916
      Miami, FL 33233-1916                        Miami, FL 33233-1916
         (305) 586-4167                              (305) 586-4167
(Address, and telephone number                 (Name, address and telephone
number of principal executive offices)             of agent for service)

                         Copies to:
                   Ms. Jody Walker ESQ.
                 7841 South Garfield Way
                    Centennial, CO 80122
             Phone 303-850-7637 Fax 303-220-9902

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [ ]

        CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF              PROPOSED     PROPOSED
SECURITIES TO BE         AMOUNT     MAXIMUM      MAXIMUM       AMOUNT OF
REGISTERED               BEING     OFFER PRICE  AGGREGATE    REGISTRATION
                         REGISTERED PER SHARE   OFFER PRICE       FEE
Common Stock             4,000,000    $.25(1)   $1,000,000     $117.70
Common Stock             6,000,000    $.25(2)   $1,500,000     $176.55
                        ----------              ----------     -------
Total                   10,000,000              $2,500,000     $294.25

(1) Estimated solely for the purpose of calculating the registration fee.

   The registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting in accordance with Section 8(a), may determine.

Preliminary Prospectus Dated March 2, 2006    SUBJECT TO COMPLETION

$1,000,000

Dulcin Izmir Corporation
4,000,000 Common Shares
at $.25 per Common Share
6,000,000 Common Shares on behalf of Selling Security Holders


There is no minimum investment amount.

The primary offering will commence on the effective date of this
prospectus and will terminate on or before December 31, 2007.   There
is no market for our securities.   Our common stock is not currently
listed in the pink sheets or on the NASD Over-The-Counter Bulletin
Board.   We have not yet applied to have our common stock quoted on the
OTC Electronic Bulletin Board.

We will sell the common shares ourselves and do not plan to use
underwriters or pay any commissions.   We will be selling our common
shares using our best efforts.   No one has agreed to buy any of our
common shares.

The selling security holders will sell their common shares at $.25 per
common share for the duration of the offering.   The selling security
holders are acting as underwriters for Dulcin Izmir when reselling
their securities.   We will not receive any proceeds from the sale of
any of these common shares.

The selling security holder offering will commence on the effective date of this prospectus and will terminate on or before December 31, 2006.

Consider carefully the risk factors beginning on page 6 in this prospectus.

Neither the SEC nor any state securities commission has approved these common shares or determined that this prospectus is accurate or
complete.   Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed
with the Securities and Exchange Commission is effective.   This
prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  TABLE OF CONTENTS

Prospectus summary                                                          5
Risk Factors                                                                6
   - We cannot offer any assurance as to our future financial results
   - We do not have a public market in our securities
   - We do not meet the requirements for our stock to be quoted
   - The initial price of $.05 per common share may have little or no relationship
   - Future sales by our stockholders could cause the stock price to decline
   - We do not currently intend to pay dividends
   - You will experience immediate dilution
   - We are dependent on Maria Camila Maz and key management personnel
   - Our major competitors could negatively impact our revenues
   - We are susceptible to macroeconomic downturns
   - The initial prices of $.25 may have little or no relationship
   -  The selling security holders may have liability because of their status as underwriters
Risk Factors Relating to the Engine Device Industry                         9
   - The number of top of the line products available
   - Large industries might not be open to assume the cost
   - New engine design with alternate fuel sources could evolve
   - While we fully develop our product, other products might be patented and enter the market with big impact.
   - There is a risk that our product will not be accepted and approved
Forward Looking Statements                                                 10
Selling Security Holders                                                   10
Business                                                                   11
Use of proceeds                                                            14
Dilution                                                                   15
Dividend policy                                                            16
Determination of offering price                                            16
Management's discussion and analysis of financial
  condition and results of operations                                      16
Management                                                                 19
Security Ownership of Certain Beneficial
   Owners and Management                                                   20
Certain Relationships and Related Transactions                             21
Description of capital stock                                               22
Shares eligible for future sale                                            23
Plan of distribution                                                       23
Disclosure of Commission position on indemnification                       24
     for Securities Act liabilities
Market for common equity and related stockholder matters                   24
Experts                                                                    25
Legal Proceedings                                                          25
Legal Matters                                                              25
Where you can find more information                                        25
Index to Financial Statements                                              26

                Prospectus Summary

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 7 and the financial statements.

Operations.             Dulcin Izmir Corporation, through a 50% to 70%
interest in Blue Sky International Ltd. plans to design, engineer, test, manufacture and market engine devices.

The Offering.           Dulcin Izmir Corporation is offering 4,000,000
common shares at the purchase price of $.25 per
common share and is registering 6,000,000 on
behalf of selling security holders.   There is
no minimum investment amount.

The primary offering will commence on the effective date of this prospectus and will terminate on or before December 31, 2006.

We will sell the common shares ourselves and do
not plan to use underwriters or pay any
commissions.   We will be selling our common
shares using our best efforts.   No one has
agreed to buy any of our common shares.

The selling security holders will sell their
common shares at $.25 per common share for the
duration of the offering.   The selling
security holders are acting as underwriters for Dulcin Izmir when reselling their securities.
We will not receive any proceeds from the sale of any of these common shares.

The selling security holder offering will commence on the effective date of this prospectus and will terminate on or before December 31, 2006.

No formal escrow.       There is no minimum offering amount and no
formal escrow has been established.   The funds
shall be deposited into our corporate account for immediate use by Dulcin Izmir Corporation.

Common stock
Outstanding.            12,000,000

Common stock
 After the offering     16,000,000

Market for our
common stock.           Our common stock is not quoted on an exchange
or on the OTC Electronic Bulletin Board.   We
cannot provide any assurance that an active
market in our common stock will develop.   We
intend to quote our common shares on the OTC
Electronic Bulletin Board.


Risk Factors

Our business is subject to numerous risk factors, including the following.

1. We cannot offer any assurance as to our future financial results. You may lose your entire investment.

We cannot assure you that we can operate in a profitable manner. We have an accumulated deficit of $(138,745) as of November 30, 2005.
Even if we obtain significant future revenues sufficient to expand operations, increased operational or marketing expenses would adversely affect our liquidity.

2. We do not have a public market in our securities. If our common stock has no active trading market, you may not be able to sell your common shares comprised in the common shares at all.

We do not have a public market for our common shares. We are not listed on the pink sheets or the NASD Over-The-Counter Bulletin Board. We cannot assure you that an active public market will ever develop. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

3. We do not meet the requirements for our stock to be quoted on NASDAQ, American Stock Exchange or any other senior exchange and the tradability in our stock will be limited under the penny stock regulation.

Currently the principal obstacles we have to our stock being quoted on any exchange include:
   -  insufficient net assets,
   -  only a few shareholders, and
   -  non-reporting status

Additionally, the liquidity of our common stock would be restricted even after public listing if Dulcin Izmir Corporation?s common stock falls within the definition of a penny stock.

Under the rules of the Securities and Exchange Commission, if the price of our common stock on the OTC Bulletin Board is below $5.00 per share, our common stock will come within the definition of a "penny stock." As a result, it is possible that our common stock may become subject to
the "penny stock" rules and regulations.   Broker-dealers who sell
penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

   - Make a suitability determination prior to selling penny stock to the purchaser;
   -   Receive the purchaser's written consent to the transaction; and
   -   Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell the company's common stock, and may affect the ability to resell the company's common stock.

4. The initial price of $.25 per common share may have little or no relationship to the market price.

The offering price of the common shares has been arbitrarily determined based on the financial needs of Dulcin Izmir without regard to the book value or market value of the common shares comprised in the common
shares.   The initial prices may have little no relationship to the
market price.

5. Future sales by our stockholders could cause the stock price to decline.

Prior to the offering, there has been no market for our common stock. All of the 7,474,000 common shares currently outstanding are subject to
restrictions on sales pursuant to Rule 144.   6,000,000 of those common
shares are being registered for resale by selling security holders.
By the end of 2006, affiliates will be able to able to sell a portion
of their common shares each quarter.   No predictions can be made of
the effect, if any, that market sales of common shares or the availability of such common shares for sale will have on the market
price prevailing from time to time.   Nevertheless, sales of
significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

6. Our auditors have expressed a going concern issue that notes our need for capital and/or revenues to survive as a business. You may lose your entire investment.
Our auditors have expressed reservations concerning our ability to continue as a going concern. We have not yet received any substantial
revenues and will continue to incur losses.   You may lose your entire
investment.
7. We do not currently intend to pay dividends. Any gain from an investment in Dulcin Izmir Corporation will come from an increase in market price, which may not occur.

We anticipate that we will not declare dividends at any time in the
foreseeable future.   As a result, you will only realize a gain in your
investment in Dulcin Izmir Corporation from an increase in market price. We cannot assure you that an increase in market price will occur.

8.  You will experience immediate dilution of 67.5% of your investment.

Immediately after the offering the book value per common share will be $0.0813 or 67.5% less than the offering price. As a result, the investors who purchase common shares in this offering will contribute 76.9% of the total amount Dulcin Izmir Corporation has financed but will own only 25.0% of the outstanding share capital and voting rights.

9. We are dependent on Maria Camila Maz and key management personnel. The failure to attract and retain the necessary personnel could have a materially adverse effect on our business, operations and financial condition.

Our success is dependent upon, among other things, the services of
Maria Camila Maz, CEO, president and director.   The loss of Ms. Maz's
services, for any reason, could have a material adverse effect on our business, operations and financial condition. We do not have key-man life insurance policy for Ms. Maz.

The expansion of our business will place further demands on existing
management and future growth.   Profitability will depend, in part, on
our ability to hire and retain the necessary personnel to operate our business. There is no certainty that we will be able to identify, attract, hire, train, retain and motivate other highly skilled technical, administrative, managerial, marketing and customer service
personnel.   Competition for such personnel is intense and there is no
certainty that we will be able to successfully attract, integrate or
retain sufficiently qualified personnel.   The failure to attract and
retain the necessary personnel could have a materially adverse effect on our business, operations and financial condition.

10. Similar technologies could negatively impact our revenues due to their large customer base and market recognition.

We have not yet generated any significant revenue from our business model compared to significant revenue generated by these competitors.

11. The initial prices of $0.25 may have little or no relationship to the market price, if any of our common stock.

The offering price of our common stock was arbitrarily determined without regard to book value, recent issuances of shares, such as for
cash and services or market value.   There may be little or no
relationship between the initial prices of $0.25 and the market price. You may lose your entire investment.

12.   The selling security holders may have liability because of their
status as underwriters.   They may sue us if there are any omissions or
misstatements in the registration statement that subject them to civil liability.

Under the Securities Act of 1933, the selling security holders will be
considered to be underwriters of the offering.   The selling security
holders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters. We may be sued by selling security holders if omissions or misstatements result in civil liability to them.

Risk Factors Relating to the Engine Device Industry.

1. The number of top of the line products available in the engine device industry may negatively affect our ability to penetrate the market.

Large amounts of funds have been already invested in research and development by large corporations that are reflected in top of the line
products that flood the market today.    As a result, we may not be
able to penetrate the market with our technology.

2. Large industries might not be open to assume the cost of changing their existing assembly lines and adapt to our product.

Implementation of our technology into the industry would require additional costs to our customers to modify their existing assembly lines. We cannot assure you that potential customers would be willing to incur the additional costs to utilize our technology.

3. New engine design with alternate fuel sources could evolve over the next decade that could reduce the effects of our technology.

Our Catalytically Enhanced Engine Fuel System devices are effective, scalable and affordable based on current engine design and available
fuel sources.   New engine design with alternate fuel sources could be
developed over the next decade that could reduce the positive effects of our system and decrease revenues.

4. While we fully develop our product, other products might be patented and enter the market with big impact.

We plan to complete the development and testing of a final prototype of
our product in less than one year.    We cannot assure your that other
competing products will not enter the market and reduce the demand for our system thereby decreasing future revenues.

5. There is a risk that our product will not be accepted and approved by the governmental authorities in the industry to be utilized in countries like the United States.

Blue Sky will test and comply with American Standard Testing Method.
At this time we are not sure of the government permits and approvals that will be required to manufacture and market our devices. We cannot assure you that our product will be accepted and approved by the governmental authorities in the industry.


Forward Looking Statements

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of
strategy that involve risks and uncertainties.   We have made the
forward-looking statements with management's best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law. Therefore, the actual experience of Dulcin Izmir Corporation, and results achieved during the period covered by any particular projections and other forward-looking statements, should not be regarded as a representation by Dulcin Izmir Corporation, or any other person, that we will realize these estimates and projections, and actual results may vary materially. We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.


Selling Security Holders

This prospectus also relates to the resale of 6,000,000 shares of common stock by the selling security holders.

The selling security holders will not sell any of their common shares until
the primary offering is terminated.   The selling security holders will sell
their common shares at $.25 per common share for the duration of the
offering.   The selling security holders are acting as underwriters for
Dulcin Izmir when reselling their securities.

If the selling security holders engage in short selling activities, they must comply with the prospectus delivery requirements of Section 5(b)(2) of the Securities Act.

Pursuant to Regulation M of the Securities Act, the selling security holders will not, directly or indirectly, bid for, purchase, or attempt to induce any person to bid for or purchase their common shares during the offering except for offers to sell or the solicitation of offers to buy and unsolicited purchases that are not effected from or through a broker or dealer, on a securities exchange or through an inter-dealer quotation system or electronic communications network.

The table below sets forth information with respect to the resale of shares
of common stock by the selling security holders.   We will not receive any
proceeds from the resale of common stock by the selling security holder for common shares currently outstanding.

The amount and percentage owned after the offering assumes the sale of all of the common shares being registered on behalf of the selling security holders.

Name              Amount   Total Shares  % Owned      Number of     % Owned
                  Being       Owned      Prior to    Shares Owned    After
                Registered  Currently    offering   After offering  offering
Maria Camila Maz  5,000,000  5,000,000     83.33%         0            0%
Costa Michael
   Takkas         1,000,000  1,000,000     16.67%         0            0%

Maria Camila Maz is an officer and director of Dulzin Izmir.


Business

Dulcin Izmir Corporation was incorporated in Florida on April 11 2005. Dulcin Izmir to be involved in the conservation of the environment and energy resources via its equity ownership in Blue Sky International
Ltd. and other companies involved in these activities.   Blue Sky
International Ltd. was incorporated in Delaware on August 23, 2005. Dulcin Izmir signed a Memorandum of Understanding on August 15, 2005 with Deleo Ltd, a Delaware Corporation, whereby Dulcin Izmir can earn up to a 70% in Blue Sky International Ltd. Deleo Ltd. owns a technology called Catalytically Enhanced Engine Fuel Systems. The MOU calls for Dulcin Izmir to fund Blue Sky with $6,000,000 on or before May 1, 2007 to earn a 50% interest in Blue Sky with the option to own a 70% interest in Blue Sky by funding Blue Sky with a further $4,000,000 on or before February 1st, 2008, Deleo will own the remaining interest. Deleo Ltd. has granted Blue Sky an exclusive, worldwide, non royalty bearing lcense to manufacture and market Deleo?s engine devices. If Dulcin Izmir invests less than $6,000,000 in Blue Sky then Deleo can cancel the worldwide License to Blue Sky, although Dulcin Izmir will earn the exclusive marketing rights to South America for funding Blue Sky with $1,500,000 on or before June 1st, 2006 subject to 7.5% royalty payments on net income. Dulcin Izmir will earn the exclusive marketing rights to South America, China, Japan and South Korea for funding Blue Sky with $3,500,000 on or before November 1st, 2006 subject to 7.5% royalty payments on net income.

Dulcin Izmir Corporation, through Blue Sky Technologies Inc, will design, test, manufacture, market and distribute two high engine products which lower harmful emissions designated by the EPA and allow the engine to run more efficiently with enhanced power and cooler
operating temperatures thereby improving engine life.   Management is
of the opinion that CEEFS are designed to be safe, effective, scalable
and affordable products that may change the engine industry.   These
devices work with conventional hydrocarbon fuels and can be utilized by numerous sectors.

Besides using our own laboratory in Texas, we will retain the services of two recognized laboratories in the automotive industry to independently verify our findings and substantiate conclusions on the
product.   Blue Sky will ensure that all activities strictly follow our strategic planning.

The Product.

The Catalytically Enhanced Engine Fuel System devices are effective,
scalable and affordable.   We plan to complete the development and
testing of a final prototype of our product in less than one year.
One product is attached to the fuel line to modify the fuel?s performance and the second device is attached to the crankcase exhaust. The catalyzed emissions are re-circulated into the air-intake giving the engine more power and reducing emissions. It works on conventional hydrocarbon fuels and can be utilized by numerous sectors.

Market.

Our product has several uses, but we have identified eight main examples that could be reflected in our market: school buses, airline industry, diesel powered ship engines, shipping coolers, mopeds and scooters, two stroke engines, diesel trucks and tug boats.

Globally, some of the target markets include transportation, energy, shipping, home & garden, and heavy construction. Management believes that the greatest opportunity exists in the diesel engine and aircraft engine market; diesel trucks, heavy equipment, generators and 2-stroke engines showing greatest potential for product utilization.

Emerging federal and global regulations are requiring stricter emission requirements for diesel trucks, buses, ships, heavy equipment, and generators as well as 2-stroke engines, and CEEFS will help fulfill these emerging requirements.

Production.

We have considered producing the device by ourselves in the beginning and then sell the rights to the technology to large corporations for massive production and insertion in engines on the production line. Based on our experience and first prototypes, we know that it is inexpensive to produce them, and that if the prototypes are produced in volume, the costs could decrease to below $5.00 per device.

Distribution.

We will use existing channels of distribution used by automotive parts dealers and also, we will sell through agents to big manufacturers.

Regulatory Matters.

Blue Sky will test and comply with American Standard Testing Method. At this time we are not sure of the government permits and approvals that will be required to manufacture and market our devices, but we plan to retain the necessary personnel to guide us through all pertinent government regulations once funding is sufficient.

Competition.

Most of the observed competition is evolving out of the aftermarket products arena with varying degrees of sophistication. Performance of these devices has yet to be compared with the performance of CEEFS. We believe, however, the production cost, usability, adaptability, and engine performance benefits are superior in every category and will
provide us with an advantage.   As regulations change for engine
emissions and fuel consumption improvements, we can expect to observe larger commercial entities begin to develop competing technologies.

Certain diesel manufactures have begun to develop oxygenating catalysts that are designed to reduce engine emissions. These products, thus far, are tailored to very specific engine fuel cycles and may lack the broad range of applicability and efficacy this device is capable of producing.

In its present state, research has indicated that no large scale entity is trying to develop broad scope catalysts that are easily adaptable and scalable to existing engines for the purpose of re-circulating partially combusted fuel for engine reuse. It is our goal to effectively fill this niche with CEEFS and eliminate evolving competition through a superior product and well constructed patents.

Our technology has the advantage of dealing with two separate issues of emission reduction on diesel engines. Management is not aware of any other products available on the market today that can perform both tasks; 1) Enclosure of the crankcase to eliminate the venting of toxic oil vapors into the environment; 2) Pre-treat fuel before it is burned in the engine to promote cleaner exhaust emissions.

The traditional method is to utilize two separate technologies, one to deal with the crankcase emissions and one to treat the fuel. Products like the Condensator and the Hilliard deal with the crankcase emissions, but have negative side effects. These side affects include: complex installation, maintenance requirements, routine disposal of toxic solutions and is costly. A product called the Rentar deals with fuel treatment to achieve more complete combustion and help lower emissions, but has these issues: minimal improvements because it is a non selective catalyst and has critical installation requirements and is also costly.

Another way to treat the fuel pre-combustion is with fuel additives. Products such as Diesel Guard help reduce emissions, but have these side effects: on going expense, must be added each time the fuel tank is filled up, environmentally unfriendly disposal of plastic storage containers and is a toxic chemical that requires careful handling.

Our Catalytically Enhanced Engine Fuel System Device requires no maintenance, has no ongoing expenses, is cost effective, reduces emissions significantly more than other products and is easily installed.

Properties.

Currently Dulcin Izmir has leased an office space for $400.00 per
month.    Blue Sky International Ltd. plans to open a testing facility in Texas in March or April of 2006, until then the testing will be completed by independent laboratories, mostly in Texas.

Reports to Security Holders.

After the effective date of this registration statement, we will file a Form 8-A to become a fully reporting company under the requirements of the Exchange Act, and will file the necessary quarterly and other
reports with the Securities and Exchange Commission.   Although we are
not required to deliver our annual or quarterly reports to security holders, we would be pleased to forward this information to security holders upon receiving a written request to receive such information. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Securities and Exchange Commission located at 450 Fifth Street, N. W., Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public
Reference Section of the Securities and Exchange Commission at 100 F Street, Washington, D.C. 20549, at prescribed rates.

Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at: http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.


Use of Proceeds


If the maximum offering amount is reached, Dulcin Izmir shall receive gross
proceeds of $1,000,000.   Based on Dulcin Izmir's present plans, which
represent the existing and anticipated business conditions, Dulcin Izmir intends to apply the estimated net proceeds of the maximum offering and at intervals less than $1,000,000 over the next twelve months as follows:

Gross proceeds                 $1,000,000    $  500,000     $ 250,000
Offering expense               $   61,095    $   61,095     $  61,095
                              -----------    ----------      ---------
Net proceeds                   $  938,905    $  438,905     $ 188,905

Construct Laboratory           $  150,000    $  100,000     $       0
Laboratory Equipment           $  250,000    $  150,000     $  18,000
Lab Expenses                   $   75,000    $   20,000     $       0
Fuel/emission testing          $   60,000    $   20,000     $  20,000
Consulting and employee        $  180,000    $   60,000     $  60,000
Travel Expenses                $   40,000    $   20,000     $  15,000
Legal Expenses                 $   30,000    $   15,000     $  15,000
Patent attorney                $   50,000    $    5,000     $   5,000
Marketing and branding         $   30,000    $   15,000     $  15,000
Working Capital                $   73,905    $   33,905     $  40,905
                              -----------     ---------     ---------
Total use of Proceeds          $  938,905    $  438,905     $ 188,905

If less than $250,000 is raised, the priority of the use of proceeds shall be to continue getting the product tested in the field and to develop marketing materials before paying for any other proposed use of proceeds.

If the offering is conducted through a National Association of Securities Dealers, Inc. member firm, standard NASD commissions will be paid.

The foregoing use of proceeds is a good faith estimate and is not conclusive. If the board of directors of Dulzin Izmir deems it necessary and in Dulzin Izmir?s best interest to modify the use of the proceeds at a later time, it will do so.

The foregoing use of proceeds is a good faith estimate and is not conclusive. If the board of directors of Dulcin Izmir Corporation deems it necessary and in our best interest to modify the use of the proceeds at a later time, it will do so.


Dilution

Assuming completion of the offering, there will be up to 16,000,000
common shares outstanding.   The following table illustrates the per
common share dilution as of November 30, 2005 that may be experienced by investors at various funding levels.

Funding Level            $1,000,000          $500,000        $250,000
Offering price                $0.25             $0.25           $0.25
Net tangible book
  value per common
  share before offering      $  .01            $  .01          $  .01
Increase per common
  share attributable to
  investors                  $ 0.06           $  0.03          $ 0.01
                             ------           -------          ------
Pro forma net tangible
  book value per
  common share after
  offering                   $ 0.07            $ 0.04          $ 0.02
                            -------          --------          ------
Dilution to investors        $ 0.18            $ 0.21          $ 0.23
Dilution as a
  percentage of
  offering price               72.0%             84.0%          92.0%

Based on 12,000,000 common shares outstanding as of November 30, 2005 and tangible net assets of $122,344 utilizing unaudited November 30, 2005 financial statements.

Further Dilution.   In the future, Dulcin Izmir Corporation may issue
equity and debt securities.   Any sales of additional common shares may
have a depressive effect upon the market price of Dulcin Izmir
Corporation's common shares and investors in this offering.


Dividend Policy

We have never declared or paid any dividends.   In addition, we
anticipate that we will not declare dividends at any time in the foreseeable future.

Instead, we will retain any earnings for use in our business. This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.


Determination of Offering Price

The offering price of the common shares were arbitrarily determined by Dulcin Izmir Corporation based on the financial needs of Dulcin Izmir Corporation and our subsidiary without regard to the book value or market value of our common shares.


Management's Discussion and Analysis of
Financial Condition and Results of Operations

The following discussion of Dulcin Izmir Corporation includes the financial results of its wholly owned subsidiary, Dulcin Venezuela.

Trends and Uncertainties.

Dulcin Izmir is in the development stage, has not commenced operations
and has sustained a loss to date.   The demand for our products would
be negatively affected if current engines are redesigned.

Financing Activities.

For the period from April 11, 2005 (inception) to August 31, 2005, Dulcin Izmir received proceeds from the sale of common stock of $35,700.

Commencing in September 2005, Dulcin Izmir sold, in a private placement, 4,526,000 shares of common stock at $.05 per share, for gross proceeds of $226,300, of which all but $14,000 was received by October 4, 2005. The stock offering costs of approximately $38,000 associated with the private placement were incurred as of August 31, 2005.

Investing Activities.

For the three months ended November 30, 2005, Dulcin Izmir had a decrease in advances of $4,005 and a decrease in related party advances of $3,816 resulting in net cash provided by investing activities of $7,820.

For the period from inception to August 31, 2005, Dulcin Izmir paid advances of $6,906 to non-affiliates and an advance of $3,885 to an affiliated party to pay for Research and Development Costs for Blue Sky International Inc.
Results of Operations.

For the three months ended November 30, 2005, Dulcin Izmir did not receive any revenues and incurred general and administrative expenses of $106,847. These expenses included operating expenses relating to normal business operations, and research and development costs of $51,878.

For the period from April 11, 2005 (inception) to August 31, 2005,
Dulcin Izmir did not receive any revenues.   For the period from April
11, 2005 (inception) to August 31, 2005, Dulcin Izmir incurred general and administrative expenses of $17,036 and research and development
costs of $14,862.   As a result, Dulcin Izmir had a net loss of $31,898
for the period from inception to August 31, 2005.

Plan of Operation.   Our ability to continue in existence is dependent
on our ability to develop additional sources of capital

Milestones:                          Steps                     Timeline
1. Develop additional        Prepare Business Plan            2 months
   sources of capital

2. Complete prototypes       Continue field testing           6 ? 9 months
   for various applications  Open Lab

3. Set up marketing plan     Develop Marketing Materials      6 months
                             Hire and Train Salesmen          9 months
                             Establish distribution Network   6 ? 12 months

No one milestone needs to be complete to pursue any other milestone.

Going Concern.   The accompanying financial statements have been
prepared assuming that Dulcin Izmir will continue as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. Dulcin Izmir is in the development stage and has incurred ($31,898) losses since inception and has negative cash
flows from operations.   The future of Dulcin Izmir is dependent upon
our ability to reach our milestones, obtain additional equity financing and upon future successful development and marketing of Dulcin Izmir's services.

Failure to reach the milestones discussed above or secure additional financing, if any, may result in Dulcin Izmir?s inability to continue as a going concern.

Recent Accounting Pronouncements.

Interpretation No. 46 (FIN 46) (R)

Effective December 2003, The Financial Accounting Standards Board revised Fin 46 which required certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity did not have the characteristics of a continuing financial interest or did not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties, the determination to be made on the date an enterprise becomes involved with an entity.

SFAS 123 (R)

In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment?. SFAS No. 123R replaced SFAS No. 123 and superseded Accounting Principles Board Opinion No. 25. SFAS No. 123R will require compensation costs related to share-based payment transactions to be recognized in the financial statements. The effective date of SFAS No. 123R is the first reporting period beginning after June 15, 2005.

On April 14, 2005, the Securities and Exchange Commission issued an announcement amending the compliance dates for the FASB's SFAS 123R that addresses accounting for equity based compensation arrangements. Under SFAS 123R registrants would have been required to implement the standard as of the beginning of the first interim or annual period that begins after June 15, 2005. The Commission's new rule will allow companies to implement SFAS 123R at the beginning of the next fiscal year after June 15, 2005. The adoption of his pronouncement had no effect on the accompanying financial statements as of November 30, 2005.

SFAS 148  Accounting for Stock-Based Compensation-Transition and
Disclosure

Amends FASB 123 to provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation.

SFAS 149 Amendment of Statement 133 on Derivative Instruments and Hedging Activities

This Statement amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement NO. 133, Accounting for Derivative Instruments and Hedging Activities.

SFAS 150  Financial Instruments with Characteristics of both
Liabilities and Equity

This Statement requires that such instruments be classified as liabilities in the balance sheet. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003.


Management

Our bylaws provide that the number of directors who shall constitute the whole board shall be such number as the board of directors shall at
the time have designated.   We confirm that the number of authorized
directors has been set at three pursuant to our bylaws.   Each director
shall be selected for a term of one year and until his successor is
elected and qualified.   Vacancies are filled by a majority vote of the
remaining directors then in office with the successor elected for the unexpired term and until the successor is elected and qualified.

The directors and executive officers are as follows:

NAME                                 POSITIONS HELD          SINCE
Maria Camila Maz, age 37             President/CEO/Director  Inception
                                                             To present

BUSINESS EXPERIENCE OF OFFICERS AND DIRECTORS
---------------------------------------------
Maria Camila Maz.   Ms. Maz has been an officer and director of Dulcin
Izmir since inception.   From 2002 to present, Ms. Maz has been the
president of Prosper Financial, Inc., a management company that currently has a contract with China Granite Corporation, a reporting company and a company that mines, processes and distributes various granites and produces and distributes Rare Earth metals and alloys. In this role, Ms. Max acts as secretary and treasurer of China Granite. From May 2004 to March 2005, Ms. Maz was president and director of FUSA Capital Corporation, a reporting company engaged in ownership, development and marketing video and audio search engine technology. From 2000-2002, Ms. Maz was executive assistant and investment analyst for Auron 2000, Inc., a company engaged in consulting and management of companies in several industries from biotech to technology and internet. Ms. Maz received a Bachelor of Business Administration with areas of concentration in marketing and finances from the Universidad de los Andes in 1993.

Executive Compensation.

Maria Camila Maz devotes approximately 50% of her time to Dulcin Izmir Corporation and our subsidiary's affairs.

Pursuant to a consulting agreement, Dulcin Izmir pays Prosper Financial Inc. $4,000 per month for management services, preparing a Business Plan, raising capital etc. Ms. Maz is the president and controlling
shareholder of Prosper.   To date, Ms. Maz has received $12,000
pursuant to the consulting agreement.

We do not have any standard arrangements by which directors are compensated for any services provided as a director. No cash has been paid to the directors in their capacity as such.


Security Ownership of Certain
Beneficial Owners and Management

The following table sets forth, as of January 31, 2006, the number and percentage of outstanding shares of Dulcin Izmir Corporation common stock owned by (i) each person known to us to beneficially own more than 5% of its outstanding common stock, (ii) each director, (iii) each named executive officer, and (iv) all officers and directors as a group. Additionally, the following table includes shares that the shareholders have the right to acquire within 60 days.

 (I) PERSONS BENEFICIALLY OWNING MORE THAN 5% OF OUTSTANDING COMMON STOCK
-----------------------------------------------------------------------

Name of Beneficial Owners       Common Stock                         Percentage Owned
                              Beneficially Owned   Before Offering     After Offering
Maria Camila Maz
530 Vittorio Avenue
Coral Gables, FL 33146              5,000,000         41.67%               31.25%

Cadaques S.A.(1)
Avenida Brasil 3031, Apto 102
Montevideo, Uruguay                 1,000,000          8.33%                6.25%

GIG Limited(2)
105 Marbel Drive, PO Box 1436
Georgetown, Cayman Islands            800,000          6.67%                5.00%

Costas Michael Takkas(2)
2642 Collins Avenue, Apt. 305
Miami, FL 33140                     1,000,000          8.33%                6.25%

Ricardo Requena
25 de Mayo 444, P2
Montevideo, Uruguay                 1,000,000          8.33%                6.25%

Stratton S.A.(3)
Carace 524, Apto 701
Montevideo, Uruguay                 1,000,000          8.33%                6.25%

Directors and Officers,
   as a group                       5,000,000         41.67%               31.25%

Based upon 12,000,000 issued and outstanding as of January 31, 2006.
(1) The beneficial owner of Cadaques S.A. is Mario Rovella, a non-affiliate.
(2) The beneficial owner of GIG Ltd. is Costas Takkas. Mr. Takkas would be deemed a beneficial owner of a total of 2,000,000 common shares representing 16.66% of the outstanding common shares prior to the offering and 12.50% of the outstanding common shares after the offering.
(3)The beneficial owner for Stratton S.A. is Manon Lecueder, a non-affiliate.

Certain Relationships and Related Transactions

As of August 31, 2005, Dulcin Izmir accrued payroll of $991 to a related party, Prosper Financial, Inc., a corporation owned by the president of Dulcin Izmir who, owns the majority of the outstanding
common stock of Dulcin Izmir.    Prosper is also owed $3,146 for
principally travel expenses.   As of November 30, 2006, Dulcin Izmir
accrued additional payroll of $1,800 to Prosper who is also owed $4,843 at that date for reimbursable expenses.

A consulting agreement between Prosper and Dulcin Izmir which was signed and effective on September 1, 2005, includes but is not limited to, payment for services in the amount of $4,000 per month, reimbursement for all reasonable expenses, and shall be in effect for one year from the commencement of the agreement. This agreement can be terminated by Dulcin Izmir, with a 30 day notice.

Description of Capital Stock

The following statements constitute brief summaries of Dulcin Izmir Corporation's certificate of incorporation and bylaws, as amended.

Common Shares. Dulcin Izmir Corporation's articles of incorporation authorize it to issue up to 100,000,000 common shares, $0.0001 par value per common share.

Preferred Shares. Dulcin Izmir Corporation's article of incorporation does not authorize it to issue any preferred shares. We have No preferred shares authorized

Liquidation Rights.   Upon liquidation or dissolution, each outstanding
common share will be entitled to share equally in the assets of Dulcin Izmir Corporation legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights.   There are no limitations or restrictions upon the
rights of the board of directors to declare dividends out of any funds legally available therefore. Dulcin Izmir Corporation has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future. The board of directors initially may follow a policy of retaining earnings, if any, to finance the future
growth of Dulcin Izmir.   Accordingly, future dividends, if any, will
depend upon, among other considerations, Dulcin Izmir's need for working capital and its financial conditions at the time.

Voting Rights.   Holders of common shares of Dulcin Izmir are entitled
to voting rights of one hundred percent. Holders may cast one vote for each share held at all shareholders meetings for all purposes.

Other Rights.   Common shares are not redeemable, have no conversion
rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering. Common Shares do not have cumulative voting features.

Our bylaws allow action to be taken by written consent rather than at a meeting of stockholders with the consent of the holders of a majority of shares entitled to vote.

Transfer Agent.   Dulcin Izmir Corporation has retained First American
Stock Transfer Company Inc. to act as its transfer agent.

Shares Eligible For Future Sale

Upon the date of this prospectus, there are 12,000,000 shares of our
common stock outstanding.   In the future, common shares may be issued
in private business transactions and a public offering.   All of the
currently outstanding common shares and any additional common shares issued in private business transactions will be "restricted securities" and may be sold in the United States in compliance with Rule 144 adopted under the Securities Act of 1933, as amended. Rule 144 provides, in essence, that a person who has held restricted securities for a period of one year may sell every three months in a brokerage transaction, or with a market maker, an amount equal to the greater of 1% of Dulcin Izmir's outstanding shares or the average weekly trading volume, if any, of the shares during the four calendar weeks preceding the sale.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker. A person who is not an affiliate of Dulcin Izmir under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least two years is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and
manner of sale provisions.   Affiliates must comply with the
restrictions and requirements of Rule 144 when transferring restricted shares even after the two year holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.


Plan of Distribution

Dulcin Izmir is offering 4,000,000 common shares at the purchase price of $.25 per common share.

There is no minimum offering amount.

The offering will commence on the effective date of this prospectus and will terminate on or before December 31, 2007. There is no minimum investment amount.

We will sell the common shares ourselves and do not plan to use
underwriters or pay any commissions.    We will be selling our common
shares using our best efforts.

The common shares are being offered by Maria Camila Maz, officer and director of Dulcin Izmir Corporation. Ms. Maz will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the common shares. No sales commission will be paid for common shares sold by Ms. Maz. Ms. Maz is not subject to a statutory disqualification and is not an associated person of a broker or dealer. Additionally, Ms. Maz primarily performs substantial duties on behalf of Dulcin Izmir Corporation otherwise than in connection with transactions in securities. Ms. Maz was neither a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and has not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

No formal escrow.

There is no minimum offering amount and no formal escrow has been
established.   The funds shall be deposited in the corporate account
for immediate use.


Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer as provided in the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


Market for Common Stock and
Related Stockholder Matters

Our common stock is not listed on any exchange or over the counter.

Holders.

As of January 31, 2006, the number of shareholders of common stock of Dulcin Izmir Corporation was 21.

Dividends.

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying any dividends in the foreseeable future. We plan to retain any future earnings for use in our business.

Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors as the board of directors deems relevant.


Experts

The consolidated financial statements of Dulcin Izmir Corporation, appearing in this registration statement, have been audited by Braverman International P.C., independent auditors and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


Legal Proceedings

There are no legal proceedings, pending or threatened, against Dulcin Izmir Corporation or its officers or directors in their capacity with Dulcin Izmir Corporation at this time.


Legal Matters

Certain legal matters with respect to the issuance of shares of common stock offered by this prospectus will be passed upon by Jody M. Walker, Centennial, Colorado.


Where You Can Find More Information

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

Dulcin Izmir Corporation
P.O. Box 331916
Miami, FL 33233-1916

Attention: Maria Camila Maz, President

Our fiscal year ends on August 31st. After the effective date of this registration statement, we intend to become a reporting company and
file annual, quarterly and current reports with the SEC.   At that
time, you may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F Street,
Washington D.C. 20549.    You can request copies of these documents,
upon payment of a duplicating fee by writing to the SEC.   Please call
the SEC at 1-800-SEC-0330 for further information on the operation of
the public reference rooms.   Our SEC filings will also be available to
the public on the SEC Internet site at http:\\www.sec.gov.


Index to Financial Statements

                                                                 Page
Report of Independent Registered Public Accounting Firm           27
Consolidated Balance Sheet                                        28
Consolidated Statements of Operations                             29
Consolidated Statements of Stockholders? Equity                   30
Consolidated Statements of Cash Flows                             33
Notes to Consolidated Financial Statements                        34

       REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
DULCIN IZMIR CORPORATION
Miami, Florida

We have audited the accompanying consolidated balance sheet of DULCIN IZMIR CORPORATION (a Florida corporation) as of August 31, 2005, and the related consolidated statements of operations, stockholders? equity, and cash flows for the period from April 11, 2005 (inception) to August 31, 2005. These consolidated financial statements are the responsibility of the Company?s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company?s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of DULCIN IZMIR CORPORATION as of August 31, 2005, and the results of its operations and its cash flows for the period from April 11, 2005
(inception) to August 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in
Note 1 to the financial statements, the Company is in the development stage, has not commenced operations, and has sustained a loss to date that raises substantial doubt about its ability to continue as a going concern. Management?s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Braverman International, P.C.
Prescott, Arizona
October 20, 2005

                        DULCIN IZMIR CORPORATION
                    (A DEVELOPMENT STAGE ENTERPRISE)
                       CONSOLIDATED BALANCE SHEET

                                                Nov 30,      Aug 31,
                                                 2005         2005
                                              ----------   ----------
                                              (unaudited)
              ASSETS
              ------

Current Assets
  Cash                                        $  167,463   $   19,772
  Advances                                         2,901        6,906
  Advances - related party                            69        3,885
                                              ----------   ----------
    Total Current Assets                      $  170,434   $   30,563
                                              ==========   ==========


      LIABILITIES AND STOCKHOLDERS' EQUITY
      ------------------------------------

CURRENT LIABILITIES
  Accounts payable                            $   40,454   $   20,785
  Accounts payable - related party                 7,634        4,137
                                              ----------   ----------
    Total Current Liabilities                     48,089       24,922


STOCKHOLDERS' EQUITY

Common stock, par value $.0001, 100,000,000
 shares authorized, 12,000,000 issued and
 outstanding                                       1,200          747
Paid in capital                                  259,889       36,792
(Deficit) accumulated during the
 development stage                              (138,745)     (31,898)
                                              ----------   ----------
Total Stockholders' Equity                       122,344        5,641
                                              ----------   ----------
                                              $  170,434   $   30,563
                                              ==========   ==========





SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                        DULCIN IZMIR CORPORATION
                    (A DEVELOPMENT STAGE ENTERPRISE)
                  CONSOLIDATED STATEMENT OF OPERATIONS

                                 Cumulative      Three     Cumulative
                                    from        Months        from
                                Apr 11, 2005     Ended    Apr 11, 2005
                               (Inception)to    Nov 30,  (Inception)to
                                Aug 31, 2005     2005     Nov 30, 2005
                                 ----------   ----------   ----------
                                              (unaudited)  (unaudited)
REVENUES                         $        -   $        -   $        -

EXPENSES
  General and administrative
    Consulting Fees                     600       12,000       12,600
    Legal Fees                        5,476       20,323       25,799
    Other                            10,960       22,646       33,606
    Research & Development           14,862       51,878       66,740
                                 ----------   ----------   ----------
      Total expenses                 31,898      106,847      138,745
                                 ----------   ----------   ----------
NET (LOSS)                       $  (31,898)  $ (106,847)  $ (138,745)
                                 ==========   ==========   ==========

NET (LOSS) PER SHARE                      *   $    (0.01)
                                 ==========   ==========

WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING        6,469,600   11,880,000
                                 ==========   ==========

  *  less than $.01 per share





SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

DULCIN IZMIR CORPORATION
(A Development Stage Company)
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                  (Deficit)
                                                                 Accumulated    Total
                                                                   During      Stock-
                               Common Stock           Paid-in    Development    holders?
                            Shares       Amount       Capital       Stage       Equity
                          ----------   ----------   ----------   ----------   ----------
Inception, April 11, 2005,
 Stock issued for services
 @ $.0001 per share        6,000,000   $      600  $         -   $        -   $      600

Shares issued June 9, 2005
  for cash at $.05 per
  share                      100,000           10        4,990            -        5,000

Shares issued June 15, 2005
 for cash at $.05 per
 share                       300,000           30       14,970            -       15,000

Shares issued July 20, 2005
 for cash at $.05 per
 share                        74,000            7        3,693            -        3,700

Shares issued August 18, 2005
 for cash at $.05 per
 share                       800,000           80       39,920            -       40,000

Shares issued August 24, 2005
 for cash at $.05 per
 share                       200,000           20        9,980            -       10,000

Stock offering costs               -            -      (38,000)           -      (38,000)

Contributed Capital                -            -        1,239            -        1,239

Net (loss) for period              -            -            -      (31,898)     (31,898)
                          ----------   ----------   ----------   ----------   ----------

Balance, August 31, 2005   7,474,000   $      747   $   36,792   $  (31,898)  $    5,641

Shares issued September 8,
2005 for cash at $.05
per share                    126,000           13        6,287                     6,300

Shares issued September 13,
2005 for cash at $.05
per share                  1,000,000          100       49,900                    50,000

Shares issued September 14,
2005 for cash at $.05
per share                    100,000           10        4,990                     5,000


Shares issued September 16,
2005 for cash at $.05
per share                    200,000           20        9,980                    10,000

Shares issued September 16,
2005 for cash at $.05
per share                    500,000           50       24,950                    25,000

Shares issued September 19,
2005 for cash at $.05
per share                    800,000           80       39,920                    40,000

Shares issued September 20,
2005 for cash at $.05
per share                    300,000           30       14,970                    15,000

Shares issued September 22,
2005 for cash at $.05
per share                     60,000            6        2,994                     3,000

Shares issued September 22,
2005 for cash at $.05
per share                     20,000            2          998                     1,000

Shares issued September 22,
2005 for cash at $.05
per share                     20,000            2          998                     1,000

Shares issued September 22,
2005 for cash at $.05
per share                     40,000            4        1,996                     2,000

Shares issued September 30,
2005 for cash at $.05
per share                  1,000,000          100       49,900                    50,000

Shares issued October 4,
2005 for cash at $.05
per share                     40,000            4        1,996                     2,000

Shares issued October 4,
2005 for cash at $.05
per share                     40,000            4        1,996                     2,000

Shares issued October 26,
2005 for cash at $.05
per share                    280,000           28       13,972                    14,000

Stock offering costs                                    (4,500)                   (4,500)

Contributed Capital                                      1,750                     1,750




Net (loss) for three months                                        (106,847)    (106,847)
                          ----------       ------     --------    ---------     --------
Balance,
November 30, 2005         12,000,000       $1,200     $259,889    $(138,745)    $122,344
(Unaudited)               ==========       ======     ========    =========     ========

                        DULCIN IZMIR CORPORATION
                    (A DEVELOPMENT STAGE ENTERPRISE)
                  CONSOLIDATED STATEMENT OF CASH FLOWS

                                                   Cumulative      Three     Cumulative
                                                      from        Months        from
                                                  Apr 11, 2005     Ended    Apr 11, 2005
                                                 (Inception)to    Nov 30,  (Inception)to
                                                  Aug 31, 2005     2005     Nov 30, 2005
                                                    ----------   ----------   ----------
                                                                (unaudited)   (unaudited)
OPERATING ACTIVITIES
  Net (loss) from operations                        $  (31,898)  $ (106,847)  $ (138,745)

  Adjustments to reconcile net (loss) to net
  cash provided (used) by operating activities:
    Common Stock issued for Services                       600            -          600
    Contributions to capital                             1,239        1,750        2,989

  Changes in operating assets and liabilities:
   Increase in accounts payable - related party          4,137        3,498        7,635
   Increase in accounts payable                         20,785       19,670       40,455
                                                    ----------   ----------   ----------
  Total adjustments                                     26,762       24,917       51,678
                                                    ----------   ----------   ----------
    NET CASH (USED BY) OPERATING ACTIVITIES             (5,137)     (81,929)     (87,066)
                                                    ----------   ----------   ----------

INVESTING ACTIVITIES
  (Increase) in advances                               (6,906)       4,005       (2,901)
  (Increase) in advances - related party                (3,885)       3,816          (69)
                                                    ----------   ----------   ----------

    NET CASH USED BY INVESTING ACTIVITIES              (10,791)       7,820       (2,971)
                                                    ----------   ----------   ----------

FINANCING ACTIVITIES
   Proceeds from sale of common stock, net              35,700      221,800      257,500
                                                    ----------   ----------   ----------

    NET CASH PROVIDED BY FINANCING ACTIVITIES           35,700      221,800      257,500
                                                    ----------   ----------   ----------

    NET INCREASE IN CASH                                19,772      147,691      167,463

    CASH, BEGINNING OF PERIOD                                -       19,772            -
                                                    ----------   ----------   ----------

    CASH, END OF PERIOD                             $   19,772   $  167,463   $  167,463
                                                    ==========   ==========   ==========

SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                        DULCIN IZMIR CORPORATION
                    (A Development Stage Enterprise)
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (Information as of November 30, 2005 is unaudited)

NOTE 1 ? SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

History

Dulcin Izmir Corporation (Dulcin) is in the development stage as defined in Financial Accounting Standards Board Statement No. 7. It is a Florida corporation, formed on April 11, 2005. The Company plans to be involved in the conservation of the environment and energy resources via its equity ownership in Blue Sky International Ltd. and other companies involved in these activities. Dulcin?s initial project is to develop a ?hydrocarbon processing device that is universally adaptable to engines and combustion equipment?. Its fiscal year end is August 31.

Basis of Presentation

On August 15, 2005, Dulcin entered into a Memorandum of Understanding
(MOU) with Deleo Limited, a Delaware corporation (Deleo), to create and fund a corporation to be named, Blue Sky International, Ltd., a Delaware corporation (Blue Sky). Blue Sky was incorporated on August 23, 2005, and has had limited transactions through August 31, 2005. Initially, Blue Sky will be equally owned by Deleo and Dulcin, with the eventual ownership changing to 70 percent for Dulcin when and if the fundraising for Blue Sky is completed. The financial statements presented herein are those of Dulcin consolidated with Blue Sky, since Blue Sky is considered to be a variable interest entity (see Note 6 - Interpretation No. 46 (FIN 46) (R)) in which Dulcin is considered the primary beneficiary based on the expected future residual returns and/or losses. At the present time there is no recourse available to the creditors of Blue Sky to the assets of Dulcin. Blue Sky?s fiscal year end is August 31.

Principles of Consolidation

The consolidated financial statements as of and for the year ended August 31, 2005, include the accounts of Dulcin Izmir Corporation and Blue Sky International, Ltd. (a variable interest entity), after elimination of all inter-company accounts and transactions. Included in the consolidated balance sheet of Dulcin are the assets of Blue Sky, advances of $6,906, and advances ? related party of $3,885. As of November 30, 2005, included are advances of $2,901, advances ? related party of $69, and cash of $123,602.

Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

Going Concern

The Company?s financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. It has sustained operating losses since inception. The Company?s ability to continue in existence is dependent on its ability to develop additional sources of capital, and/or to achieve profitable operations. Management?s plan is to initially pursue the sale of equity securities and eventually the sale of products pursuant to its marketing rights. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Income Taxes

The Company uses the liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards Board Opinion No. 109. Under this method, deferred income taxes are recorded to reflect the tax consequences in future periods of temporary differences between the tax basis of assets and liabilities and their financial amounts at year-end.

Earnings (loss) Per Common Share

Basic loss per common share has been calculated based upon the weighted average number of common shares outstanding during the period in accordance with the Statement of Financial Accounting Standards
Statement No. 128, ?Earnings per Share?.

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates and assumptions.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, disclosures about fair value of financial instruments, defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The carrying values of the Company?s financial instruments, which consist of advances and accounts payable, approximate fair values due to the short-term maturities of such instruments.

NOTE 2 - CONTRIBUTED CAPITAL

Capital contributed during the year ended August 31, 2005, by current management, was based on the fair value of such services which were for office overhead of $1,239. For the three month period ending November 30, 2005, current management contributed $1,750 for the same purposes.


NOTE 3 ? RELATED PARTY TRANSACTIONS

As of August 31, 2005, Dulcin accrued payroll of $991 to a related party, Prosper Financial, Inc. (Prosper), a corporation owned by the president of the Company who owns the majority of the outstanding common stock of the Company. Prosper is also owed $3,146 for principally travel expenses which have been reflected in accounts payable ? related party.

As of November 30, 2005, the Company accrued additional payroll of $1,800 to Prosper who is also owed $4,843 at that date for reimbursable expenses which have been reflected in accounts payable ? related party.


NOTE 4 ? INCOME TAXES

Deferred tax assets for income taxes as of August 31, 2005, of approximately $10,400 were reduced to zero, after considering the valuation allowance of $10,400, since there is no assurance of future taxable income. As of August 31, 2005 there was also a net operating loss carryforward of approximately $30,589, which expires in 2025, if unused. The following is an analysis of deferred tax assets as of August 31, 2005:

                                  Deferred     Valuation
                                Tax Assets     Allowance     Balance
                                 ----------   ----------   ----------
Additions for the year           $   10,400   $  (10,400)  $       -0-
                                 ----------   ----------   ----------
Deferred tax assets at
  August 31, 2005                $   10,400   $  (10,400)  $       -0-
                                 ==========   ==========   ==========

The following is reconciliation from the expected statutory federal income tax rate to the Company?s actual income tax rate for the year ended August 31:

                                                              2005
                                                           ----------
Expected income tax (benefit) at federal statutory
  tax rate -34 percent                                     $  (10,845)
Permanent differences                                             445
Valuation allowance                                            10,400
                                                           ----------
Actual income tax (benefit)                                $        -
                                                           ==========

Deferred tax assets as of November 30, 2005, of approximately $46,000, were reduced to zero, after considering the valuation allowance of $46,000, since there is no assurance of future taxable income.


NOTE 5 - COMMITMENTS AND CONTINGENCIES

Formation and Funding for Blue Sky

On August 15, 2005, the company and Deleo Limited (Deleo) signed an MOU to form Blue Sky. The provisions of the MOU included Deleo granting Blue Sky a worldwide non royalty bearing license, which will be sufficient for Blue Sky to produce, use, lease, sell, and import licensed products. All improvements of the original invention developed by Blue Sky shall belong to Deleo.

Upon the formation of Blue Sky, Deleo and Dulcin will each receive 50 percent of Blue Sky. After reaching the maximum funding of $10,000,000, Dulcin will own 70 percent and Deleo 30 percent. A provision in the MOU, provides for dates of funding levels and at each of these levels Deleo has the right to terminate the agreement and convert the license agreement from an exclusive worldwide coverage to regional coverage instead, if they are not achieved. Once Blue Sky has received cumulative funding of $6,000,000 by May 1, 2007, Deleo cannot terminate the agreement and both Deleo and Dulcin will each have a 50 percent interest. Once Blue Sky has received cumulative funding of $10,000,000 by February 1, 2008, Deleo cannot terminate the agreement and Deleo will have a 30 percent interest and Dulcin will have a 70 percent interest.

By May 1, 2006, if Dulcin completes it?s fundraising of $1,500,000 but doesn?t complete the $2,000,000 by November 1, 2006; the license can be converted to a regional license of South America. If Dulcin completes it?s fundraising of $1,500,000 by May 1, 2006 and $2,000,000 by
November 1, 2006, but does not complete the $2,500,000 by May 1, 2007; the license can be converted to a regional license of South America, China, Japan, and South Korea. The marketing license to regional areas has a 7.5 percent royalty on net profit due to Deleo on proceeds from the sale of joint venture technology.

The MOU also has provisions for a consulting agreement with the inventor of the technology, for a period of 36 months with the payment of CDN $5,000 per month. After 24 months the agreement may be cancelled with a 60 day notice. The inventor has also assigned his rights to the technology to Deleo. Deleo also agrees to maintain the intellectual property free and clear of all liens and encumbrances.

The MOU between Dulcin and Deleo is a tentative agreement subject to finalization in the near term; therefore any conditions, provisions, and commitments stated above are subject to change and additional provisions may be added.

NOTE 6 - THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Interpretation No. 46 (FIN 46) (R)

Effective December 2003, The Financial Accounting Standards Board revised Fin 46 which required certain variable interest entities to be consolidated by the primary beneficiary of the entity if the equity investors in the entity did not have the characteristics of a continuing financial interest or did not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties, the determination to be made on the date an enterprise becomes involved with an entity.

SFAS 123 (R)

In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment?. SFAS No. 123R replaced SFAS No. 123 and superseded Accounting Principles Board Opinion No. 25. SFAS No. 123R will require compensation costs related to share-based payment transactions to be recognized in the financial statements. The effective date of SFAS No. 123R is the first reporting period beginning after June 15, 2005.

On April 14, 2005, the Securities and Exchange Commission issued an announcement amending the compliance dates for the FASB's SFAS 123R that addresses accounting for equity based compensation arrangements. Under SFAS 123R registrants would have been required to implement the standard as of the beginning of the first interim or annual period that begins after June 15, 2005. The Commission's new rule will allow companies to implement SFAS 123R at the beginning of the next fiscal year after June 15, 2005. The adoption of his pronouncement had no effect on the accompanying financial statements as of November 30, 2005.


NOTE 7 ? COMMON STOCK

The Company sold 1,474,000 shares in a private placement of common stock during the year ended August 31, 2005, at $.05 each totaling $73,700.

Commencing in September 2005, the Company sold, in a private placement, 4,526,000 shares of common stock at $.05 per share, for gross proceeds of $226,300, of which all was received by October 26, 2005. The Stock offering costs of approximately $38,000 associated with the initial private placement were incurred as of August 31, 2005 and classified as a reduction of paid in capital in the statement of stockholders? equity as of August 31, 2005.

An additional $4,500 in Stock offering costs have been incurred as of November 30, 2005, and have been classified as a reduction in paid in capital in the statement of stockholders? equity as of November 30, 2005.

NOTE 8 ? RESEARCH AND DEVELOPMENT

Research and Development (R&D) costs are being expensed as R&D when incurred until technological feasibility is established. R&D is a separate component of operating expense. Technological feasibility is established upon completion of a working model, which is typically demonstrated after initial beta testing is completed. Development costs incurred subsequent to the time a product?s technological feasibility has been established, through the time the product is available for general release to customers, are capitalized, if material. The total amount incurred for the period from inception to August 31, 2005, and for the three month period ending November 30, 2005, was $14,862 and $51,878, respectively.


NOTE 9 ? PATENTS AND APPLICATIONS

We expense internal patent and application costs as incurred because, even though we believe the patents and underlying processes have continuing value, the amount of future benefits to be derived there from are uncertain. Purchased patents are capitalized and amortized over the life of the patents.


NOTE 10 ? SUBSEQUENT EVENTS

Private Placement of Common Stock

Commencing in September 2005, the Company sold, in a private placement, 4,526,000 shares of common stock at $.05 per share, for gross proceeds of $226,300, of which all but $14,000 was received as of August 31, 2005. The balance was received in October 2005. The Stock offering costs of approximately $38,000 associated with the initial private placement were incurred as of August 31, 2005 and classified as a reduction of paid in capital in the statement of stockholders? equity as of that date. As of November 30, 2005, additional stock offering cost of $4,500 has also been classified as a reduction of paid in capital in the statement of stockholders? equity.

Consulting Agreement ? Related Party

A consulting agreement between Prosper and Dulcin which was signed and effective on September 1, 2005, includes but is not limited to, payment for services in the amount of $4,000 per month, reimbursement for all reasonable expenses, and shall be in effect for one year from the commencement of the agreement. This agreement can be terminated by Dulcin, with a 30 day notice.

                             Prospectus



Dulcin Izmir Corporation
4,000,000 Common Shares
at $.25 per Common Share
6,000,000 Common Shares on behalf of Selling Security Holders

March 2, 2006


YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF COMMON SHARES.

Until                    2006, all dealers and selling stockholders
that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered. The expenses shall be paid by the registrant.

SEC Registration Fee . . . . .     $  294.25
Printing and Engraving Expenses       500.00
Legal Fees and Expenses   . . .    35,000.00
Accounting Fees and Expenses. .    23,000.00
Miscellaneous . . . . . . . . .     2,300.91
                                    --------
TOTAL . . . . . . . . . . . .    $ 61,095.16
                                    ========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

The following information sets forth particular information for all our securities sold since inception, without registration under the Securities Act.

On August 30, 2005, Dulcin Izmir issued the following shares at $.0001 per common share for services rendered.

Maria Camila Maz                   5,000,000
Costa Michael Takkas               1,000,000

During August, September and October 2005, Dulcin Izmir sold 6,000,000 common shares at $.05 per common shares to the following non-affiliates.

Name                           Common Shares            Amount Paid
Cadaques SA                      1,000,000               $ 50,000
Candid Investments Ltd.            280,000               $ 14,000
GIG Limited                        800,000               $ 40,000
Carol Laws                          40,000               $  2,000
Christina Maz                      200,000               $ 10,000
Gustavo Maz                        500,000               $ 25,000
James Miller                        40,000               $  2,000
Nicolas Miller                      20,000               $  1,000
Santiago Miller                     20,000               $  1,000
R10 Limited                        500,000               $ 25,000
Ricardo Requena                  1,000,000               $ 50,000
River Fish Holdings                300,000               $ 15,000
Theodore Sarniak                    60,000               $  3,000
Stratton SA                      1,000,000               $ 50,000
Cliff Walker                        40,000               $  2,000
Michael Watson                     200,000               $ 10,000
(1) The beneficial owner of Cadaques S.A. is Mario Rovella, a non-affiliate.

(2) The beneficial owner of GIG Ltd. is Costas Takkas. Mr. Takkas would be deemed a beneficial owner of a total of 2,000,000 common shares representing 16.66% of the outstanding common shares prior to the offering and 12.50% of the outstanding common shares after the offering.
(3)The beneficial owner for Stratton S.A. is Manon Lecueder, a non-affiliate.


All of the securities issued to date were issued pursuant to a non-public offering under an exemption from registration per Section 4(2) of the Securities Act of 1934 to sophisticated investors.


ITEM 27. EXHIBITS

                INDEX TO EXHIBITS


EXHIBIT NO.  IDENTIFICATION OF EXHIBIT
   3.i      Articles of Incorporation
   3.ii     By-Laws
   4.i      Form of Specimen of common stock
   5        Consent and Opinion of Legal Counsel, Jody
            Walker, Esq.
   23.1     Consent of Independent Auditor

ITEM 28. UNDERTAKINGS

   (a) The undersigned registrant undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

        ii. Reflect in the prospectus any facts or events arising after the effective date of which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC in accordance with Rule 424(b) of this chapter, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        iii. Include any additional or changed material on the plan of distribution.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) i. That, for the purpose of determining liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant as provided in Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        ii. For determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

   (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the

Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

              SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Miami, State of Florida on the 2nd day of March 2006.

Dulcin Izmir Corporation

/s/Maria Camila Maz
------------------------------
By: Maria Camila Maz, President/CEO

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Dulcin Izmir Corporation
(Registrant)
By: /s/Maria Camila Maz                            Dated:  March 2, 2006
    Director, Chief Executive Officer
    Controller, Chief Financial Officer
    Director



This Sentance is confusing  might want to rephrase.
1